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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                               February 19, 1998
Commission File Number                                                  1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                Delaware
I.R.S. Employer Identification No.                                  87-6118148
Address of principal executive offices           79 South Main, P.O. Box 30006
                                                          Salt Lake City, Utah
Zip Code                                                            84130-0006
Registrant's telephone number, including area code              (801) 246-5706


Item 5.  Other Information

On February 19, 1998, First Security Corporation (FSCO) issued a press release announcing that it has signed a definitive agreement to acquire California State Bank, a copy of which is attached to this report as Exhibit A.

Also on February 19, 1998, FSCO issued a press release announcing that its board of directors had rescinded a stock buyback program, a copy of which is attached to this report as Exhibit B.


SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

[SIGNED]                                                  February 19, 1998
_______________________________________________________   ____________________
Scott C. Ulbrich                                          (Date)
Executive Vice President, Finance and Capital Markets
  and Chief Financial Officer
(Principal Financial and Accounting Officer)



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EXHIBIT A


FOR IMMEDIATE RELEASE                               Contacts:    Scott Ulbrich
Feb. 19, 1998                                                   (801) 246-5706
                                                                Adrian Gostick
                                                                (801) 246-5535


FIRST SECURITY TO ACQUIRE
$849 MILLION CALIFORNIA STATE BANK


SALT LAKE CITY -- First Security Corporation (Nasdaq: FSCO) announced today that it has signed a definitive agreement to acquire California State Bank (Nasdaq: CSTB), headquartered in West Covina, Calif.

California State Bank had year-end 1997 assets of $849.2 million, and has 17 branches serving small- and middle-market business customers and retail banking clients in the San Gabriel Valley, as well as Orange, Riverside and San Bernardino counties of Southern California.

Under the terms of the agreement, 1.42 (2.13 after giving effect to the 50% stock dividend payable on Feb. 24, 1998) shares of First Security Corporation common stock will be exchanged for each share of California State Bank. The transaction will be accounted for as a pooling of interests and is expected to close by third-quarter 1998, subject to regulatory and California State Bank shareholder approval.

"We are excited to expand First Security's financial services reach into Southern California, and believe this merger will benefit customers and shareholders of First Security and California State Bank," said Spencer F. Eccles, First Security Corporation Chairman and Chief Executive Officer.

"California State Bank has a rich history of serving the business community in the Los Angeles area. The organization's management and owners are well respected, and its employees are committed to delivering the same brand of 110% customer service for which First Security is known."

California State Bank Chairman and Chief Executive Officer Thomas A. Bishop and President and Chief Operating Officer Eugene D. Bishop called the partnership a positive combination for the businesses of Southern California.

"First Security has the same customer-driven focus as our organization, and we are excited about the benefits and expanded product lines that will be provided to our customers," Mr. Thomas Bishop said. "Customers will continue to see the same friendly employee faces in our branches, and the officers and senior management of California State Bank will remain in place."

In 1997, First Security Corporation enjoyed the most successful year in its 70-year history. First Security is the largest financial services organization headquartered in the Intermountain West, and operates 294 bank branches and more than 60 business banking offices in Utah, Nevada, Oregon, Idaho, New Mexico and Wyoming. The corporation also operates 142 mortgage and construction lending offices in 26 states, through subsidiaries CrossLand Mortgage, Western Sunrise Mortgage and First Security Bank.

Incorporated in 1928, First Security Corporation is the oldest multistate bank holding company in the United States.

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EXHIBIT B


FOR IMMEDIATE RELEASE                                  Contact:  Scott Ulbrich
Feb. 19, 1998                                                   (801) 246-5706


FIRST SECURITY RESCINDS STOCK BUYBACK


SALT LAKE CITY - (Nasdaq: FSCO) First Security Corporation's Board of Directors today rescinded a stock buyback program that was announced Nov. 18, 1997. The company had completed approximately 80% of the 2.25 million-share buyback program.

In 1997, First Security Corporation enjoyed the most successful year in its 70-year history. With $17.3 billion in assets, First Security is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is also the oldest multistate banking holding company in the United States.

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